UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2017

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-206017	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL		32801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 17, 2017, the board of directors of CNL Healthcare Properties II, Inc. (referred to herein as “we”, “us”, “our” or the “Company”) approved an Amended and Restated Redemption Plan. The purpose of the Amended and Restated Redemption Plan is to clarify that if we determine to redeem Class A, Class T and Class I shares of our common stock (the “Shares”), at no time during a calendar year may the number of Shares we redeem exceed 5% of the weighted-average aggregate number of Class A, Class T and Class I Shares of our outstanding common stock outstanding during the prior calendar year. In all other respects, the redemption plan is unchanged. The Amended and Restated Redemption Plan will be effective on May 1, 2017 and apply with respect to redemptions in the second quarter of 2017. A copy of the Amended and Restated Redemption Plan has been filed as Exhibit 4.3 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.3	Amended and Restated Redemption Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.

April 17, 2017

	By:	/s/ Kevin R. Maddron
Kevin R. Maddron
Chief Operating Officer, Chief Financial Officer and Treasurer